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                                                FORM 10K Exhibit 23 Page 1 of 1
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                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in (i) Registration Statement (No. 33-42502) on Form S-8 pertaining to Consolidated Stores Corporation Director Stock Option Plan (ii) Registration Statement (No. 33-42692) on Form S-8 pertaining to Consolidated Stores Corporation Supplemental Savings Plan (iii) Post Effective Amendment No. 2 to Registration Statement (No. 33-6068) on Form S-8 pertaining to Consolidated Stores Corporation Executive Stock Option and Stock Appreciation Rights Plan (iv) Post Effective Amendment No. 1 to Registration Statement (No. 33-19378) on Form S-8 pertaining to Consolidated Stores Corporation to Consolidated Stores Corporation Savings Plan of our report, dated February 20, 1995, appearing in the Annual Report on Form 10-K of Consolidated Stores Corporation for the year ended January 28, 1995.



Deloitte & Touche LLP



Dayton, Ohio
April 21, 1995